UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 16, 2018

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

LightPath Technologies, Inc.

Form 8-K

Item 1.01	Entry into a Material Definitive Agreement.

Note Satisfaction and Securities Purchase Agreement

On January 16, 2018, LightPath Technologies, Inc. (the “Company”) entered into a Note Satisfaction and Securities Purchase Agreement (the “Note Satisfaction Agreement”) with Joseph Menaker and Mark Lifshotz (the “Noteholders”). Pursuant to that certain Stock Purchase Agreement, dated August 3, 2016 (the “ISP Purchase Agreement”), by and among the Company, the Noteholders, and ISP Optics Corporation, a New York corporation (“ISP”), the Company purchased from the Noteholders 100% of the issued and outstanding shares of the capital stock of ISP. At the closing of the transactions contemplated by the ISP Purchase Agreement, as partial consideration for the shares of ISP, the Company issued to the Noteholders that certain Unsecured Promissory Note, dated as of December 21, 2016, in the original principal amount of $6,000,000 (the “Note”), which principal payment amount was subsequently reduced to $5,704,439, as of March 21, 2017, by letter agreement between the Company and the Noteholders.

Pursuant to the Note Satisfaction Agreement, the Company and the Noteholders agreed to satisfy the Note in full by (i) converting 39.5% of the outstanding principal amount of the Note into shares of the Company’s Class A common Stock, $0.01 par value per share (the “Common Stock”), and (ii) paying the remaining 60.5% of the outstanding principal amount of the Note, plus all accrued but unpaid interest, in cash to the Noteholders. As of January 16, 2018, the outstanding principal amount of the Note was $5,707,183.06, and there was $20,883.22 in accrued but unpaid interest thereon (collectively, the “Note Satisfaction Amount”). Accordingly, the Company paid approximately $3,453,582 plus all accrued but unpaid interest on the Note, in cash (the “Cash Payment”) and issued 967,208 shares of Common Stock (the “Shares”), which represents the balance of the Note Satisfaction Amount divided by the Conversion Price (as defined below). The “Conversion Price” equaled $2.33, representing the average closing bid price of the Common Stock, as reported by Bloomberg for the five (5) trading days preceding January 16, 2018. The Cash Payment was paid using approximately $600,000 cash on hand and approximately $2.9 million in proceeds from an acquisition term loan (as discussed below) from Avidbank (the “Lender”). As of January 16, 2018, the Note is deemed satisfied in full and terminated.

The Shares issued to the Noteholders are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act (in that the Shares were issued by the Company in a transaction not involving any public offering), and pursuant to Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act. The Shares are restricted securities that have not been registered under the Act and may not be offered or sold absent registration or applicable exemption from the registration requirements.

Registration Rights Agreement

In connection with the Note Satisfaction Agreement, the Company and the Noteholders also entered into a Registration Rights Agreement dated January 16, 2018, pursuant to which the Company agreed to file with the SEC by February 15, 2018, and to cause to be declared effective, a registration statement to register the resale of the Shares issued to partially pay the Note Satisfaction Amount.

Second Amendment to Second Amended and Restated Loan and Security Agreement

On January 16, 2018, the Company entered into a Second Amendment to Second Amended and Restated Loan and Security Agreement (the “Second Amendment”) relating to its previously disclosed acquisition term loan (the “Loan”) and working capital revolving line of credit (the “Revolving Line”) pursuant to that certain Second Amended and Restated Loan and Security Agreement, dated December 21, 2016 (the “LSA”) with the Lender. The description of the LSA, the Loan, and the Revolving Line set forth under Items 1.01, 2.01, and 2.03 in the Company’s Current Report on Form 8-K dated December 21, 2016, and the description of the First Amendment to Second Amended and Restated Loan and Security Agreement (the “First Amendment”) set forth under Items 1.01 and 2.03 in the Company’s Current Report on Form 8-K dated December 20, 2017, are incorporated by reference herein.

Pursuant to the Second Amendment, the Lender paid a single cash advance to the Company in an original principal amount of $7,294,000 (the “Term II Loan”). The proceeds of the Term II Loan were used to repay all amounts owing with respect to the Loan, with the remainder used to repay the amounts owing under the Note. As of January 16, 2018, the Loan is deemed satisfied in full and terminated. The Term II Loan is for a five-year term. Pursuant to the Second Amendment, interest on the Term II Loan accrues starting on January 16, 2018 and both principal and interest is due and payable in sixty (60) monthly installments beginning on the tenth day of the first month following the date of the Second Amendment (or February 10, 2018), and continuing on the same day of each month thereafter for so long as the Term II Loan is outstanding. The Term II Loan bears interest at a per annum rate equal to two percent (2.0%) above the Prime Rate; provided, however, that at no time shall the applicable rate be less than five and one-half percent (5.50%) per annum. Prepayment by the Company is permitted; however, the Company must pay a prepayment fee in an amount equal to (i) 0.75% of the Excess Prepayment Amount if prepayment occurs on or prior to January 16, 2019, or (ii) 0.5% of the Excess Prepayment Amount if prepayment occurs after January 16, 2019 but on or before January 16, 2020, or (iii) 0.25% of the Excess Prepayment Amount if prepayment occurs after January 16, 2020 but on or prior to January 16, 2021, or (iv) 0.10% of the Excess Prepayment Amount if such prepayment occurs after January 16, 2021 but on or prior to January 16, 2022. For purposes of the Second Amendment, the “Excess Prepayment Amount” equals the amount of the Term II Loan being prepaid in excess of $2,850,000.

The Second Amendment amends, among other items, (1) the definition of “Adjusted EBITDA” to provide additional adjustments related to (i) stock-based compensation expenses, (ii) non-cash expenses (income) related to the change of the fair value of warrant liabilities or the subordinated debt owed under the Seller Note (as defined in the LSA), (iii) foreign currency translation loss, and (iv) one-time transaction expenses in connection with the acquisition of ISP (not to exceed $50,000 for the trailing twelve month period ending in December 31, 2017) and (2) the maturity date of the Revolving Line from March 21, 2018 to December 21, 2018.

The foregoing descriptions of the Note Satisfaction Agreement, the Registration Rights Agreement, and the Second Amendment are summaries only, and are qualified in their entirety by reference to the complete text of the Note Satisfaction Agreement, the Registration Rights Agreement, and the Second Amendment attached hereto as Exhibits 10.1, 10.2, and 10.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On January 16, 2018, the Company issued a press release announcing that it had entered into the transactions described above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Act and the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Note Satisfaction and Securities Purchase Agreement dated January 16, 2018 by and between LightPath Technologies, Inc., Joseph Menaker, and Mark Lifshotz

10.2	Registration Rights Agreement dated January 16, 2018 by and between LightPath Technologies, Inc., Joseph Menaker, and Mark Lifshotz

10.3	Second Amendment to Second Amended and Restated Loan and Security Agreement dated January 16, 2018 by and between LightPath Technologies, Inc. and Avidbank

10.4	Affirmation of Guarantee of Geltech, Inc.

99.1	Press Release dated January 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: January 17, 2018	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO